TOR MINERALS
                               INTERNATIONAL, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 23, 2003


The annual meeting of stockholders of Tor Minerals International, Inc., a Delaware corporation, will be held at the Ramada Inn Bayfront, 601 N. Water, Corpus Christi, Texas in the Bluebonnet Room (Lobby Level), on Friday, May 23, 2003, at 9:00 a.m., local time, for the following purposes:

     1.   To elect a board of eight (8) directors.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors for 2003 by the board of directors.

     3. To transact such other business as may properly come before the meeting.

The board of directors has established the close of business on March 27, 2003, as the record date for determining stockholders entitled to notice of and to vote at the meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     Elizabeth K. Morgan, Secretary

April 14, 2003

                             YOUR VOTE IS IMPORTANT
                     Even if you plan to attend the meeting,
                     we urge you to mark, sign and date the
                      enclosed proxy and return it promptly
                            in the enclosed envelope.

                        TOR MINERALS INTERNATIONAL, INC.
                               722 Burleson Street
                              Post Office Box 2544
                           Corpus Christi, Texas 78403



                                 PROXY STATEMENT


This proxy statement and accompanying proxy is furnished by TOR Minerals International, Inc. in connection with the solicitation of proxies by the board of directors to be used at the annual meeting of stockholders to be held at 9:00 a.m. (local time) on May 23, 2003, at the Ramada Inn Bayfront, 601 N. Water, Corpus Christi, Texas, and at any adjournment thereof. This proxy statement and the enclosed proxy were mailed on or about April 14, 2003.

Our company will bear the cost of soliciting the proxies. In addition to being solicited by mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of our company. Our company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owner.

Any proxy may be revoked at any time prior to its exercise by written notice to the Secretary of our company or by submission of another proxy having a later date. No notice of revocation or later dated proxy, however, will be effective until received by our company at or prior to the annual meeting. Mere attendance at the meeting will not of itself revoke the proxy. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the annual meeting or any adjournment thereof as specified therein by the person giving the proxy, but if no specification is made, the shares represented by the proxy will be voted in favor of the proposals shown thereon.

Only stockholders of record at the close of business on March 27, 2003 will be entitled to notice of and to vote at the annual meeting. There were outstanding at the close of business on March 27, 2003 6,885,587 shares of our company's common stock, each of which is entitled to vote in person or by proxy. The common stock is the only class of capital stock outstanding and entitled to vote at the annual meeting. The holders of a majority of the total shares of common stock issued and outstanding and entitled to vote at the meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. A quorum being present at the annual meeting, election of the director nominees requires the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting, and approval of Proposal 2 requires the affirmative vote of at least a majority of the shares present, in person or by proxy, at the annual meeting. Neither our company's Certificate of Incorporation nor our by-laws provide for cumulative voting rights. Abstentions and broker non-votes are each counted to determine the number of shares present at the meeting, and thus, are counted in establishing a quorum. Broker non-votes will not be counted in determining the number of shares voted for or against the proposed matters, and therefore will not affect the outcome of the vote. Abstentions on a particular item (other than the election of directors) will be counted as present and entitled to vote for purposes of any item on which the abstention is noted, thus having the effect of a "no" vote as to that proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

The annual report to stockholders covering our company's fiscal year ended December 31, 2002 including audited financial statements, is enclosed herewith, but does not form any part of the material for solicitation of proxies.

                             PRINCIPAL STOCKHOLDERS


The following table sets forth information with respect to those persons known to the Company who, as of March 27, 2003, own or may be deemed to own beneficially more than five percent of the Common Stock of the Company.

                                                                    Number of
                 Name and Address of                           Shares Beneficially                 Percent
                  Beneficial Owner                                  Owned (1)                     of Class
                  ----------------                             -------------------                --------

Megamin Ventures Sdn Bhd                                          1,803,000 (2)                     26.2%
HSBC Nominee (Hong Kong) Limited
Hong Kong Main Office
SECS Dept. Basement 1 & 2
1 Queens Road Central
Hong Kong, China FR
The Clark Estates, Inc                                            1,131,814 (3)                     16.4%
One Rockefeller Plaza
31st Floor
New York, NY 10020
Paulson Ranch, Ltd                                              1,194,274 (4)(6)                    17.3%
3 Ocean Park Drive
Corpus Christi, TX 78404
The D and CH Trust                                               605,000 (5)(6)                     8.8%
c/o Hartman & Associates, Inc.
10711 Burnet Road, Suite 330
Austin, TX 78758
The Douglas MacDonald Hartman                                    605,000 (5)(6)                     8.8%
Family Irrevocable Trust
c/o Hartman & Associates, Inc.
10711 Burnet Road, Suite 330
Austin, TX 78758

                            (See following footnotes)

(1)       Beneficial   ownership  as  reported  in  the  above  table  has  been
          determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
(2)       Megamin  Ventures  Sdn  Bhd  is  an  investment  holding   corporation
          organized under the laws of Malaysia which provides management services. HSBC Nominees (Hong Kong) Limited have sole voting power of the 1,803,000 shares owned by Megamin Ventures Sdn Bhd.
(3) Information is based on a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") dated February 14, 2001 and other information provided by The Clark Estates, Inc. The Clark Estates, Inc. provides administrative and investment services to a number of Clark family accounts which beneficially own an aggregate of 1,131,814 shares, including Jane Forbes Clark who owns 450,102 shares and Anne
          L. Perez who owns 439,325 shares. Kevin S. Moore, President of The Clark Estates, Inc., has been granted powers of attorney to exercise voting and investment power as to 1,131,814 shares. The Clark Estates, Inc. and Mr. Moore have shared voting and investment power as to 1,131,814 shares; Jane Forbes Clark has shared voting and investment power as to 450,102 shares; Anne L. Perez has shared voting and investment power as to 439,325 shares.
 (4) Information is based on a Schedule 13D filed with the Securities and Exchange Commission (the "SEC") dated August 9, 2002 and other information provided by Paulson Ranch, Ltd. Paulson Ranch Management, L.L.C., a Texas limited liability company, is the general partner of Paulson Ranch Ltd. The members of Paulson Ranch Management, L. L. C. are Bernard A. Paulson and his wife. The principal business is investment in securities. Paulson Ranch, Ltd. disclaims beneficial ownership of the 48,100 shares held by Mr. Paulson and his wife and disclaims beneficial ownership of the 14,600 shares held by his wife. Mr. Paulson has sole voting power of the aggregate 1,194,274 shares. This number includes (a) 1,109,074 shares held for the account of Paulson Ranch, Ltd. (b) 62,700 shares held by Mr. Paulson's account and (c) options to acquire 22,500 shares that are subject to stock options exercisable at or within sixty days of March 27, 2003, held for Mr. Paulson's account.
(5) David A. Hartman is Trustee of The D and CH Trust and Douglas M. Hartman is Trustee for The Douglas MacDonald Hartman Family Irrevocable Trust. This number includes (a) 600,000 shares held for the account of The D and CH Trust, (b) 600,000 shares held for The Douglas MacDonald Hartman Family Irrevocable Trust account, (c), options to acquire 5,000 shares that are subject to stock options exercisable at or within sixty days of March 27, 2003, held for David
          A. Hartman's account and (d) options to acquire 5,000 shares that are subject to stock options exercisable at or within sixty days of March 27, 2003, held for Douglas M. Hartman's account. David A. Hartman has sole voting power for The D and CH Trust and Douglas M. Hartman has sole voting power for The Douglas MacDonald Hartman Family Irrevocable Trust.
(6) Although the rules of the Securities and Exchange Commission require for purposes of calculating the reporting person's percentage ownership that only the convertible or exercisable securities held by the reporting person are assumed to be converted or exercised, the reporting person believes that a more appropriate calculation would assume that all convertible or exercisable securities are converted or exercised which would result in the reporting person holding a diluted percentage of the outstanding common stock.




                              ELECTION OF DIRECTORS


Our company's by-laws provide that the board of directors shall consist of not more than nine members. At the annual meeting, nine directors are to be elected to the board of directors, each to hold office until the 2004 annual meeting or until his successor is elected and qualified. The persons named as proxies in the enclosed proxy card, who have been designated by the board of directors, unless otherwise instructed in such proxy, intend to vote the shares represented by the proxy for the election of the nominees listed in the table below for the office of director of our company. The nominees have been proposed by the board of directors. If any such nominee should become unavailable for election, the persons named as proxies intend to vote for such substitute nominee as may be proposed by the board of directors, unless otherwise instructed in such proxy. No circumstances are now known, however, that would prevent any of the nominees from serving and the nominees have agreed to serve if elected.

The information appearing below with respect to the business experience during the past five years of each nominee for director, directorships held and age has been furnished by each director as of February 7, 2003. All of the nominees are presently directors of our company.

                                                                Present Office(s) Held              Director
                Nominee                     Age                     In our Company                    Since
  Richard L. Bowers                          60          President and Chief Executive Officer        1999
  W. Craig Epperson                          60                          None                         1999
  David A. Hartman                           66                          None                         2001
  Douglas A. Hartman                         35                          None                         2001
  Si Boon Lim                                35                          None                         2000
  Thomas W. Pauken                           59                          None                         1999
  Bernard A. Paulson                         74                  Chairman of the Board                1992
  Chin-Yong Tan, Ph.D.                       38                          None                         2001


The  following   information  regarding  the  principal  occupations  and  other employment of the nominees during the past five years and their directorships in certain companies is as reported by the respective nominees:

Richard L. Bowers, age 60, has served as a director of our company since 1999, and was elected president and chief executive officer of our company in May 2001. In 1995, Mr. Bowers was elected director of Environmental Analytics, Inc., a Houston, Texas based environmental services business, of which Mr. Bowers is also an owner.

W. Craig Epperson, age 60, has served as a director of our company since 1999. Mr. Epperson became president and managing partner of Crane Inspection & Certification Bureau LLC in 1999. He was elected executive vice president and co-owner of The Automation Group, Inc., a Houston, Texas based energy services business as well as president and co-owner of Compass Staffing, Inc. in 1997.

David A. Hartman, age 66, has served as a director of our company since 2001. Mr. Hartman is Chairman and CEO of the Hartman Foundation Inc. and Hartman & Associates, Inc. since 1999 and 1988 respectively. Mr. Hartman also serves as a director of several foundations and private companies. The D and CH Trust acquired 500,000 convertible debentures and 100,000 shares of common stock in our company's private placement on April 5, 2001. Pursuant to a written agreement, The D and CH Trust was permitted to designate one person as a director of our company, and Mr. Hartman was selected. For further discussion on this transaction, see the section titled "Certain Transactions" on page 11.

Douglas M. Hartman, age 35, has served as a director of our company since 2001. Mr. Hartman has served as president and chief operating officer of Hartman Foundation Inc. and Hartman & Associates, Inc. since 1999. He also served as vice president of Hartland Bank, N.A., from 1995-1999. The Douglas MacDonald Hartman Family Irrevocable Trust acquired 500,000 convertible debentures and 100,000 shares of common stock in our company's private placement on April 5, 2001. Pursuant to a written agreement, The Douglas MacDonald Hartman Family Irrevocable Trust was permitted to designate one person as a director of our company, and Mr. Hartman was selected. For further discussion on this transaction, see the section titled "Certain Transactions" on page 11.

Si Boon Lim, age 35, has served as a director of our company since 2000. Mr. Lim also has served as director of TOR Minerals (M) Sdn. Bhd. since 1999, director of Megamin Ventures Sdn. Bhd. since 2000 and as executive director of Rock Chemical Industries (M) Berhad since 1999. Mr. Lim also serves on the board of a number of private companies.

Thomas W. Pauken, age 59, has served as a director of our company since 1999. Mr. Pauken has been chairman of the board of Tutogen Medical, Inc. since June 2000, and has served as trustee of Capital Partners II, Ltd. Liquidating Trust (successor in interest to Renaissance Capital Partners II, Ltd.) since 1998. Mr. Pauken has been President of TWP, Inc. since 1990.

Bernard A. Paulson, age 74, has served as a director of our company since 1992. Mr. Paulson has served as chairman of the board of our company since May 2001. Since 1996, Mr. Paulson has served as chairman of The Automation Group, Inc. In 1999, Mr. Paulson was elected director, Orion Refining Corporation. From 1981 to 1988, Mr. Paulson served as president of Koch Refining Company.

Chin-Yong Tan, Ph.D., age 38, has served as a director of our company since 2001. Dr. Tan has also served as director of Revox Electronics Sdn. Bhd. and Revox (Asia) Pte. Ltd. since 1998, served as a director of AMZ Corporation Sdn Bhd Property Development since 2002, and has served as a director to TOR Minerals (M) Sdn. Bhd. since 2001. Dr. Tan has served as a director of Meru Valley Resort Bhd. since 1999, and also serves on the board of a number of private companies.


Directors' Attendance

During the year ended December 31, 2002, there were four regularly scheduled meetings of the board of directors and there was one special meeting of the board of directors of our company. No incumbent director missed any board of directors meetings nor any committee meetings of the board of directors on which such director served.

Directors' Compensation

Non-employee members of the board of directors are compensated by our company for board meetings attended in the amount of $1,000, and a quarterly retainer of $1,500 with the chairman receiving an additional $500 per quarter. All directors are reimbursed for their reasonable travel expenses incurred in attending meetings of the board of directors or any committee of the board of directors or otherwise in connection with their service as a director. Additionally, compensation of $500 is paid to the non-employee directors for each committee meeting attended.

Our 2000 Incentive Plan provides that each non-employee director of our company on the first business date after each annual meeting of stockholders of our company, beginning with the 2000 annual meeting of stockholders, will automatically be granted a non-qualified option for 2,500 shares of common stock under the 2000 Incentive Plan. Each option so granted to a non-employee director will have an exercise price per share equal to the fair market value of the common stock on the date of grant of such option. Each such option will be fully exercisable at the date of grant and will expire upon the tenth anniversary. On May 13, 2002, Messrs. Epperson, Hartman, Hartman, Lim, Pauken, Paulson and Tan were each granted options to purchase 2,500 shares at the per share exercise price of $1.15, none of which were exercised during fiscal 2002.

Employee directors receive no additional compensation for service on the board of directors or on committees of the board of directors.


Section 16(a) Beneficial Ownership Reporting Compliance

Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, our company believes that during the fiscal year ended December 3l, 2002, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.


Report of the Audit Committee

The Audit Committee is composed of three outside directors and operates under a written charter adopted by the board of directors according to the rules and regulations of the Securities and Exchange Commission and the Nasdaq SmallCap Market. The Audit Committee members are Messrs. Epperson, Douglas Hartman (Chairman) and Tan. The board of directors believes that all of these directors are independent as defined by Nasdaq SmallCap Market. The Audit Committee met four times in 2002.

The Audit Committee is the communication link between the board of directors and our independent auditors. In addition to recommending the appointment of the independent auditors to the board of directors, the Audit Committee reviews the scope of the audit, the accounting policies and reporting practices, internal control, compliance with our policies regarding business conduct and other matters as deemed appropriate.

The following is the report of the Audit Committee with respect to our company's audited financial statements for the fiscal year ended December 31, 2002, which include the consolidated balance sheets of our company as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2002, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that our company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed our company's audited financial statements with management.

Review and Discussions with Independent Accountants

The Audit Committee held four meetings in conjunction with the full board of directors during our company's fiscal year ended December 31, 2002. The Audit Committee has discussed with Ernst & Young LLP, our company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of our company's financial statements.

The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independent Standards Board Standard No. 1 (that relates to the accountant's independence from our company and our related entities) and has discussed with Ernst & Young LLP their independence from our company.

Based on the review and discussions referred to above, and subject to ratification by stockholders the Audit Committee recommended to the board of directors that Ernst & Young LLP be reappointed as independent auditors for the year 2003 and that our company's audited financial statements be included in our company's annual report on Form 10-KSB for the fiscal year ended December 31, 2002.

           SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

W. CRAIG EPPERSON              DOUGLAS A. HARTMAN                CHIN YONG TAN


Disclosure on fees

Audit Fees

Fees for professional services provided during the years ended December 31, 2002 and 2001, were $125,300.00 and $90,500.00, respectively. Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

Tax Fees

Fees for professional services provided during the years ended December 31, 2002 and 2001, were $6,420.00 and $7,100.00, respectively. Tax fees include professional services provided for tax compliance, tax advice, and tax planning, except those rendered in connection with the audit.


Compensation and Incentive Plan Committee

The Compensation and Incentive Plan Committee is composed entirely of disinterested non-employee directors consisting of Messrs. David Hartman, Pauken (Chairman) and Lim. The Compensation and Incentive Plan Committee met three times in 2002.

The Compensation and Incentive Plan Committee formulates and presents to the board of directors recommendations as to the base salaries for all officers of our company. The Compensation and Incentive Plan Committee specifically reviews, approves, and establishes the compensation for the President and Chief Executive Officer. This committee is authorized to select persons to receive awards under our company's 2000 Incentive Plan, to determine the terms and provisions of the awards, if any, the amount of the awards, and otherwise administer our company's 2000 Incentive Plan to the full extent provided in such Plan.

Executive Committee

At the September 4, 2002 board meeting, Bernard A. Paulson, Chairman, appointed an Executive Committee composed of Messrs. Richard Bowers, David Hartman, chairman, Bernard Paulson, Thomas Pauken and Chin Yong Tan to advise the president and chief executive officer in matters of capital debt, contract negotiations and other situations that may arise. The committee did not meet in 2002.


                             EXECUTIVE COMPENSATION


The following table sets forth information concerning cash compensation paid by the Company to the President and Chief Executive Officer, the Executive Vice President, the Senior Vice President and Vice President:

Summary Compensation Table
---------------------------

                                                                                          Long Term
                                                                                         Compensation          All Other
Name and Principal Position                       Year     Salary ($)    Bonus ($)     Options/SARs(#)     Compensation ($)
---------------------------                       ----     ----------    ---------     ---------------     ----------------

Richard L. Bowers   (1)
President and Chief Executive Officer             2002     110,000                                -0-                  -0-
President and Chief Executive Officer             2001     110,000                                -0-                  -0-
Executive Vice President                          2000     110,000                                -0-                  -0-

Christopher J. McGougan   (2)
Executive Vice President                          2002     110,000                                -0-                  -0-
Executive Vice President                          2001     109,457                            25,000(6)             3,936
Vice President Sales                              2000      81,061                                -0-                  -0-

Dr. Olaf Karasch(3)
Executive Vice President Operations               2002     140,000                                -0-              12,522(7)

Kelso C. Brooks, Jr.
Senior Vice President                             2002     104,083                                -0-                  -0-
Senior Vice President                             2001     106,379                                -0-                  -0-
Senior Vice President                             2000     104,266                                -0-                  -0-

Hee Chew Lee(4)
Vice President Asian Operations                   2002       63,158        13,158                 -0-              11,580(8)
Mark J. Schomp(5)
Vice President Marketing and Sales                2002     124,770                                 -0-              6,000(9)

(1)  Mr. Bowers became President and Chief Executive Officer in May 2001.
(2)  Mr. McGougan resigned from the Company in September 2002.
(3)  Dr. Karasch became Executive Vice President Operations in September 2002.
(4)  Mr. Lee became Vice President Asian Operations in December 2002.
(5)  Mr. Schomp became Vice President Marketing and Sales in September 2002.
(6) In May 2001, Mr. McGougan was granted 25,000 options at an exercise price of $1.23, which he has forfeited.
(7)  Includes life insurance and automobile expenses.
(8)  Includes $9,158 in Employee Provident Fund, $2,422 benefits in kind.
(9)  Car allowance.

Aggregated Stock Option/SAR Exercises during Fiscal 2002

There were no options or SAR's issued to the executive officers during 2002.


               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values


                                                                    Number of Securities      Value of Unexercised
                                                                   Underlying Unexercised    In-the-Money Options/
                                       Shares                       Options/SARs at FY-        SARs at FY-End ($)
                                    Acquired or        Value       End (#) Exercisable /         Exercisable /
                                                                                                 -------------
Name                               Exercised (#)   Realized ($)        Unexercisable             Unexercisable
----                               -------------   ------------        -------------             -------------

Richard L. Bowers                        0               0             40,000/10,000                 0         (1)
Kelso C. Brooks, Jr.                     0               0                30,000/0                   0         (2)
Olaf Karasch                             0               0              5,000/20,000                 0.........(2)
Hee Chew Lee                             0               0             12,000/18,000                 0.........(1)
Christopher J. McGougan                  0               0                25,000/0                   0.........(3)
Mark J. Schomp                           0               0              5,000/20,000                 0.........(2)

(1) Value is stated based on the closing price of $1.07 per share of our company's common stock on Nasdaq SmallCap Market on December 31, 2002, less exercise of $2.250.
(2) Value is stated based on the closing price of $1.07 per share of our company's common stock on Nasdaq SmallCap Market on December 31, 2002, less exercise of $1.09.
(3) Value is stated based on the closing price of $1.07 per share of our company's common stock on Nasdaq SmallCap Market on December 31, 2002, less exercise of $2.125.

Security Ownership of Management

The following table sets forth the number of shares of our company's common stock beneficially owned by each director and nominee for director and each named executive officer of our company, and all directors and executive officers of our company as a group as of March 27, 2003.



                                                                                Amount
                                                                             Beneficially            Percent
Name of Individual or Group                                                    Owned (1)            of Class
---------------------------                                                    ---------            --------

Richard L. Bowers                                                              145,400   (2)           *
Kelso C. Brooks, Jr.                                                            45,100   (3)           *
W. Craig Epperson                                                               69,000   (4)           *
David A. Hartman                                                               605,000   (5)          8.8%
Douglas M. Hartman                                                             605,000   (6)          8.8%
Olaf Karasch                                                                     5,000   (7)           *
Hee Chew Lee                                                                    12,000   (8)           *
Si Boon Lim                                                                      7,500   (9)           *
Christopher J. McGougan                                                         66,000  (10)           *
Thomas W. Pauken                                                                76,750  (11)           *
Bernard A. Paulson                                                           1,194,274  (12)         17.3%
Mark J. Schomp                                                                  25,000  (13)           *
Chin-Yong Tan                                                                    7,000  (14)           *
All directors and four executive officers as a group (13 persons)            2,863,024  (15)         40.2%

 *        Indicates ownership of less than 1% of our common stock.
(1) Unless otherwise indicated, each person has sole voting and investment power over the shares indicated and their address is 722 Burleson Street, Corpus Christi, TX 78402
(2) Includes options to acquire 40,000 shares that are subject to stock options exercisable at or within sixty days of March 27, 2003, 20,000 shares held by Mr. Bower's spouse, and 2,500 held by his. daughter.
(3) Includes options to acquire 30,000 shares that are subject to stock options exercisable at or within sixty days of March 27, 2003.
(4) Includes options to acquire 35,000 shares that are subject to stock options per share exercisable at or within sixty days of March 27, 2003.
(5) Includes options to acquire 5,000 shares that are subject to stock options exercisable at or within sixty days of March 15, 2002.
(6) Includes options to acquire 5,000 shares that are subject to stock options exercisable at or within sixty days of March 27, 2003.
(7) Includes options to acquire 5,000 shares that are exercisable at or within sixty days of March 27, 2003.
(8) Includes options to acquire 12,000 shares that are subject to stock options exercisable or at within sixty days of March 27, 2003.
(9) Includes options to acquire 7,500 shares that are subject to stock options and exercisable at or within sixty days of March 27, 2003. Mr. Lim is the son of Dato K.K. Lim, who is the controlling shareholder of Megamin Ventures Sdn Bhd., which owns 26.2% of our company's common stock. Mr. Lim disclaims all beneficial interest in such shares.
(10) Includes options to acquire 25,000 shares that are subject to stock options that are exercisable by September 21,2006 due to Mr. McGougan's resignation September 13, 2002.
(11) Includes options to acquire 35,000 shares that are subject to stock options that are exercisable at or within sixty days of March 27, 2003.


(12) Includes (A) 1,109,074 shares held for the account of Paulson Ranch, Ltd. (B) 62,700 shares held for Mr. Paulson's account of which 14,600 shares are held by his wife, and (C) options to acquire 22,500 shares that are subject to stock options exercisable at or within sixty days of March 27, 2003, held for Mr. Paulson's account.
(13) Includes options to acquire 5,000 shares that are subject to stock options exercisable at or within sixty days of March 27, 2003.
(14) Includes options to acquire 5,000 shares that are subject to stock options exercisable at or within sixty days of March 27, 2003. Dr. Tan is the son-in-law of Dato K. K. Lim, who is the controlling shareholder of Megamin Ventures Sdn. Bhd., which owns 26.2% of our company's common stock. Dr. Tan disclaims all beneficial interest in such shares.
(15) Includes 232,000 shares which directors and one officer as a group have the right to acquire pursuant to stock options at or within sixty days of March 27, 2003.



                              CERTAIN TRANSACTIONS



Our company raised $3,010,000 on April 5, 2001 through a private placement of common stock and convertible debentures. The proceeds of the private placement were used to partially finance our purchase of designated assets of Terminor Processing & Trade BV, Ceramic Design International Holding BV and Thermal Insulation Manufacturers BV. In the private placement, our company issued 301,000 shares of its common stock and $2,709,000 principal amount of convertible debentures. Each purchaser in the private placement acquired a combination of common stock and convertible debentures. The terms of the private placement were agreed to in arms length negotiations with two lead investors who had no previous investment in or relationship to our company, but invested approximately two-thirds of the total amount raised. An additional outside investor and five officers and directors of our company purchased the remaining one-third of the common stock and convertible debentures on the same terms as those agreed to with the lead investors as set forth below.

The common stock was priced in the private placement at $1.00 per share, a price slightly above the previous closing price, and the convertible debentures are convertible at $1.80 per share of common stock. The debentures bear no interest for two years, are secured by security interests in substantially all of our company's assets, and will be automatically converted into five year secured term notes bearing interest at the rate of 10% per annum, unless the holders of the debentures elect to convert them into common stock at the $1.80 per share conversion rate. All debentures have been converted except for those held by Frost National Bank Custodian FBO Renaissance US Growth and Investment Trust PLC.

The lead investors are affiliates of Hartman & Associates, Inc. of Austin, Texas. Under the terms of their investments, Hartman & Associates was permitted to designate two persons as directors of our company. David A. Hartman and Douglas M. Hartman were so designated, and joined our company's board of directors at a subsequent board meeting.

The board of directors unanimously approved the terms of the private placement after considering all of the terms in comparison with other potential methods of financing the asset acquisition. In particular, our company considered raising all or a substantial portion of the funds required through a secured loan from a commercial bank, but the board of directors concluded that the financing costs and risks associated with bank financing were less favorable to our company than the terms of the private placement.



                                                       Amount of                             Shares of
                                                       Debentures       Convertible        Common Stock
                                                         Issued          Shares (1)          Issued(3)
                                                         ------          ------              ---------

The D and CH Trust                                         $900,000                                600,000
The Douglas MacDonald Hartman
Family Irrevocable Trust                                   $900,000                                600,000
Paulson Ranch, Ltd.                                        $450,000                                300,000
Frost National Bank Custodian FBO
Renaissance US Growth and Investment
Trust PLC                                                  $360,000             200,000             40,000
TWP, Inc.                                                   $27,000                                 18,000
Richard L. Bowers(2)                                        $27,000                                 18,000
W. Craig Epperson                                           $22,500                                 15,000
Chris McGougan                                              $22,500                                 15,000
                                                       ------------             -------          ---------
                                                         $2,709,000             200,000          1,606,000


(1) Represents the number of shares issuable if the stockholder elects to convert the debentures. On December 31, 2002, the closing price per share of our company's common stock on the Nasdaq SmallCap Market was $1.07.
(2) On December 14, 2001, our company issued 15,000 shares of common stock to Mr. Bowers upon conversion of his debentures.
(3) On August 21, 2002, our company issued an aggregate of 1,290,000 shares of common stock upon conversion of debentures.




                         NOTIFICATION OF APPOINTMENT OF
                     INDEPENDENT PUBLIC ACCOUNTANTS FOR THE
                          YEAR ENDING DECEMBER 31, 2003


Upon the recommendation of the Audit Committee, the board of directors has approved the retention of Ernst & Young LLP, certified public accountants, to serve as independent auditors to audit the accounts of our company for the year ending December 31, 2003, subject to ratification of such approval by our company's stockholders. Ernst & Young LLP served as independent auditors for our company for the year ended December 31, 2002. Representatives will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

Pursuant to various rules promulgated by the Securities and Exchange Commission, a stockholder that seeks to include a proposal in our company's proxy statement and form of proxy card for the 2004 annual meeting of the stockholders of our company must timely submit such proposal in accordance with Securities and Exchange Commission Rule 14a-8 to our company, addressed to Elizabeth K. Morgan, 722 Burleson Street, Post Office Box 2544, Corpus Christi, Texas 78403 no later than December 7, 2003.

With respect to business to be brought before the annual meeting, our company has not received any notices from stockholders that our company is required to include in this proxy statement.


                 -----------------------------------------------

                        TOR Minerals International, Inc.
                       SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of TOR MINERALS INTERNATIONAL, INC., hereby constitutes and appoints RICHARD L. BOWERS and OLAF KARASCH or either of them, the true and lawful attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, the common stock held of record by the undersigned on March 27, 2003 at the annual meeting of stockholders of our company to be held in the Bluebonnet Room at the Ramada Inn Bayfront, Corpus Christi, Texas, at 9:00 a.m. local time, May 23, 2032 and at any adjournment(s) thereof in the transaction of the following business:

1. To elect eight directors to hold office until the next annual election of directors or until their respective successors have been duly elected and shall have qualified.

         FOR ________                      WITHHOLD AUTHORITY ________
          (all nominees listed below)       (all nominees listed below)

          RICHARD L. BOWERS                 W. CRAIG EPPERSON   DAVID A. HARTMAN
          DOUGLAS M. HARTMAN                SI BOON LIM         THOMAS W. PAUKEN
          BERNARD A. PAULSON                CHIN YONG TAN

INSTRUCTIONS TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE NOMINEES, STRIKE THROUGH THE APPLICABLE NOMINEE(S) NAME.

2. The proposal to ratify the appointment by the Board of Directors of Ernst & Young as the independent public accountants of the Company for 2003.

         FOR ________          AGAINST ________        ABSTAIN ________

3. In their discretion, the above named persons are authorized to vote upon such other business as may come before the annual meeting or any adjournment(s) thereof.

         FOR ________                 WITHHOLD AUTHORITY ________


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2

Please sign exactly as name appears on your stock certificate(s). When shares are held by joint tenants or tenants in common, both should sign below. When signing as attorney, executor, administrator, receiver, trustee or guardian, please so specify below. When signing as a corporation, please sign in full corporate name and have signed by the president or other duly authorized officer(s). If a partnership, please have signed in the partnership name by the authorized person(s).

Dated ______________, 2003


      --------------------------------          --------------------------------
             (Signature)                        (Signature if held jointly)

PLEASE MARK,  SIGN, DATE, AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.